Exhibit 5.1

Mazanti-Andersen	Amaliegade 10
Advokatpartnerselskab	DK-1256 København K
VAT: DK35892052	+45 3314 3536

www.mazanti.dk	Klosterbakken 12
DK-5000 Odense C
+45 6314 1414

Evaxion Biotech A/S
Dr Neergaards Vej 5F
DK-2970 Hørsholm
Denmark

17.12.2024 Ref. 70451/LLJ ID 3159	Re. Evaxion Biotech A/S – Form F-1 Registration Statement (File No. 333-283304)

Lars Lüthjohan Attorney-at-law D: +45 3319 3749 M: +45 4028 3536 llj@mazanti.dk	1.

Introduction

I act as Danish legal adviser to Evaxion Biotech A/S (the “Company”), in connection with the Registration Statement on Form F-1/A (File No. 333-283304) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 17, 2024 for purposes of registering under the Securities Act of 1933 (the “Securities Act”) the offer and sale of the Company’s ordinary shares, DKK 1 nominal value (the “Ordinary Shares”), represented by American Depositary Shares (“ADSs”), with each ADS representing ten (10) ordinary shares (“Placement Shares”) as well as ordinary Warrants (the “Ordinary Warrants”) and Pre-Funded Warrants (the “Pre-Funded Warrants”; along with the Ordinary Warrants sometimes hereinafter collectively referred to as the “Warrants”) , each such Warrant conferring the right to purchase ADSs with each ADS representing ten (10) Ordinary Shares.

	1.1	This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. Certain terms used in this opinion are defined in Annex 1 (Definitions).

	2.	Danish Law

	2.1	This opinion is limited to Danish law in effect on the date of this opinion and we express no opinion with regard to the laws of any other jurisdiction. The opinion (including all terms used in it) is in all respects to be construed in accordance with Danish law. This opinion does not include an assessment or opinion as to whether the Shares and the Warrants have been subscribed at market price in accordance with the Danish Companies Act.

3.	SCOPE OF INQUIRY

3.1	For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings in, the following documents:

3.1.1	A copy of the Registration Statement, in the form filed and to be filed with the Commission, and the exhibits filed or to be filed in connection therewith.

3.1.2	A copy of:

(a)	the Company’s deed of incorporation and articles of association as in effect on today’s date;

(b)	a compiled summary from the Danish Business Authority dated as of today’s date; and

(c)	the Owners’ Register.

3.2	A copy of:

(a)	the form of Placement Agency Agreement dated [●] between the Company and Lake Street Capital Markets, LLC (the ”PAA”) filed as Exhibit 1.1 to the Registration Statement;

(b)	the form of Securities Purchase Agreement dated [●] between the Company and the purchasers signatory thereto (the ”SPA”) filed as Exhibit 10.18 to the Registration Statement;

(c)	the form of Pre-Funded Warrants between the Company and the purchasers thereof to purchase ADSs representing Ordinary Shares filed as Exhibit 4.7 to the Registration Statement;

(d)	the form of Warrant between the Company and the purchasers thereof to purchase ADSs representing Ordinary Shares filed as Exhibit 4.8 to the Registration Statement; and

3.3	In addition, I have examined such documents, and performed such other investigations, as I consider necessary for the purpose of this opinion. My examination has been limited to the text of the documents. With your consent I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

4.	Assumptions

In giving this opinion we have assumed, without further verification, the completeness and accuracy of all documentation that we have reviewed. We have also relied upon the following assumptions, which we have not independently verified:

4.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

4.2

That the final forms of the PAA, SPA, the Warrant and the Pre-Funded Warrant instrument as signed by the parties thereto will conform in all material respects to the drafts thereof as filed with the Registration Statement.

4.3	All signatures, initials and seals are genuine.

4.4	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

4.5

That all public records of the Company which we have examined are accurate, true and complete and that such information has not since then been altered and did not fail to disclose any information which had been delivered for registration but did not appear on the public records.

4.6	The Board Resolutions remain in full force and effect and have not been revoked.

4.7	There is nothing under any law (other than the law of the Kingdom of Denmark) which would or might affect the opinions hereinafter appearing.

Specifically, we have made no independent investigation of the laws of the USA.

5.	Opinion

5.1	Based on the documents and investigations referred to in paragraph 3 above, I am of the following opinion:

1.	upon issuance of the Placement Shares and Warrants against full payment therefor in the circumstances contemplated by the SPA and the Warrant agreements,

2.	registration of the Board of Directors’ resolutions to increase the share capital and issue the Warrants with the Danish Business Authority, and

3.	the due entry into the Owners’ Register of the Placement Shares by the Company’s share registrar and the entry of the Warrants in the Company’s warrant register the Company is authorised to issue the Placement Shares to be issued by the Company for issuance in connection with the ADSs and when issued, the Placement Shares will have been validly issued and will be fully paid and nonassessable. Nonassessable shall in this context mean, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholding. The Warrants will have been validly issued and will be exercisable pursuant to the terms and conditions set out in the Warrant Agreements.

6.	Reliance

6.1	This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Any and all liability and other matters relating to this opinion shall be governed exclusively by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Company may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to Mazanti-Andersen Law Firm giving this opinion under the heading “Legal Matters” in the Registration Statement.

6.4	The previous sentence is no admittance from me (or Mazanti-Andersen Law Firm) that I am (or Mazanti-Andersen Law Firm is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours sincerely,

/s/ Lars Lüthjohan
Lars Lüthjohan

Annex 1 – Definitions

In this opinion:

“Danish law” means the law directly applicable in Denmark.

“Company” means Evaxion Biotech A/S, with corporate seat in Hørsholm, Denmark.

“Owners’ Register” means the Company’s owners’ register.

“Registration” means the registration of the ADSs, Placement Shares and Warrants with the SEC under the Securities Act.

“Registration Statement” means the registration statement on Form F--1 (Registration No. 333-283304) filed with the SEC on November 18, 2024, as amended by Amendment No. 1 to Form F-1 Registration Statement filed with the SEC on December 5, 2024, as amended by Amendment No. 2 to Form F-1 Registration Statement filed with the SEC on December 17, 2024, in relation to the Registration, as amended and supplemented to the date hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.